UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2025

MARBLEGATE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56734	92-2142791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenwich Office Park, Suite 400

Greenwich, Connecticut, 06831

(Address of principal executive offices)

(203) 210-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	MGTE	N/A
N/A	MGTEW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*The registrant’s shares of common stock, par value $0.0001 per share, and warrants each trade over-the-counter on OTCQX® Best Market tier operated on the OTC Markets under the trading symbols “MGTE” and “MGTEW”, respectively.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2025, the board of directors (the “Board”) of Marblegate Capital Corporation, a Delaware corporation (the “Company”), appointed Ms. Meera Joshi as an independent director of the Company. Ms. Joshi will also serve on each of the audit committee, compensation committee, and nominating and corporate governance committee of the Board.

Ms. Joshi, age 56, previously served as the Deputy Mayor for Operations of the City of New York from January 2022 until March 2025. Prior to her tenure as the Deputy Mayor for Operations, Ms. Joshi served as the Deputy Administrator and the Presidential Nominee for the Administrator of the U.S. Department of Transportation’s Federal Motor Carrier Safety Administration from January 2021 until January 2022. Ms. Joshi also served as the General Manager for the New York office of Sam Schwartz Transportation Consultants from 2020 until 2021, as the Chief Executive Officer and Chair of the New York City Taxi and Limousine Commission (the “NYC TLC”) from 2014 until 2019, and as the Deputy Commissioner of Legal Affairs - General Counsel of the NYC TLC from 2011 until 2014. Ms. Joshi holds both a Juris Doctorate degree and a Bachelor of Arts degree from the University of Pennsylvania. The Company believes that Ms. Joshi is qualified to serve as a member of the Board due to her experience in the transportation industry and knowledge of transportation policy and related regulatory environments.

As of the date of this Current Report on Form 8-K, neither Ms. Joshi nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Ms. Joshi party to any understanding or arrangement pursuant to which she was appointed as a director. Ms. Joshi does not have any family relationship with any director or executive officer of the Company.

Ms. Joshi will be compensated in accordance with the Company’s standard compensation policies and practices for independent members of the Board, which are to be adopted by the Company.

On April 23, 2025, the Company issued a press release announcing the appointment of Ms. Joshi as a director of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marblegate Capital Corporation

Dated: April 23, 2025	By:	/s/ Andrew Milgram
Andrew Milgram
Chief Executive Officer